Exhibit 99.8

CERTIFICATE of QUALIFICATIONS

I, Richard J. Morrow, a Petroleum Engineer with Pinnacle Energy Services, LLC, 9420 Cedar Lake Ave, Oklahoma City, OK 73114 U.S.A., hereby certify:

1.	That I am a petroleum engineer employed by Pinnacle Energy Services, LLC, which company did prepare the reserve report addressed to FieldPoint Petroleum Corporation dated March 5, 2015, and that I was responsible for the preparation of this report.

2.	That I attended The University of Kansas, and that I graduated with a Bachelor of Science degree in Petroleum Engineering in the year 1976; that I am a Registered Professional Engineer in the States of Oklahoma and Wyoming; that I am a member of the Society of Petroleum Engineers International; and that I have in excess of 30 years of experience in oil and gas reservoir studies and reserves evaluations.

/s/ Richard J. Morrow (March 26, 2015)
Richard J. Morrow, P.E.
Petroleum Engineer
Pinnacle Energy Services, LLC

March 5, 2015

CONSENT OF PINNACLE ENERGY SERVICES, L.L.C.

We consent to the references to our firm in the form and context in which they appear in the Form 10-K Annual Report of FieldPoint Petroleum Corporation (the “Annual Report”). We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our report entitled:

2014 Year-End SEC Reserve Evaluation
FieldPoint Petroleum Corporation
Lee & Bastrop Counties, Texas

And to the inclusion of our report dated March 5, 2015 as an exhibit to the Annual Report.

PINNACLE ENERGY SERVICES, L.L.C.

Richard J. Morrow, P.E.
Oklahoma City, Oklahoma
March 5, 2015

Very truly yours,

J.P. Dick, P.E.

PINNACLE ENERGY SERVICES, LLC
TBPE Firm License No. F6204

Pinnacle Energy Services, LLC
9420 Cedar Lake Ave,  Oklahoma City, OK  73114
Ofc: 405-810-9151  Fax: 405-843-4700        www.PinnacleEnergy.com